Exhibit 1.1

NORTHWESTERN CORPORATION

$200,000,000
Shares of Common Stock
(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

April 23, 2021

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

BofA Securities, Inc.
One Bryant Park
New York, New York 10036

CIBC World Markets Corp.
300 Madison Avenue, 5th Floor
New York, New York 10017

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

As Managers and Forward Sellers

JPMorgan Chase Bank, National Association
383 Madison Avenue, 6th floor
New York, New York 10179

Bank of America N.A.
One Bryant Park
New York, New York 10036

Canadian Imperial Bank of Commerce
300 Madison Avenue, 5th Floor
New York, New York 10017

Credit Suisse Capital LLC
Eleven Madison Avenue
New York, New York 10010

As Forward Purchasers

Ladies and Gentlemen:

NorthWestern Corporation, a Delaware corporation (the “Company”), confirms its agreement with each of JPMorgan Chase Bank, National Association, Bank of America N.A., Canadian Imperial Bank of Commerce and Credit Suisse Capital LLC (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and J. P. Morgan Securities LLC (“J.P. Morgan”), BofA Securities, Inc. (“BofA”), CIBC World Markets Corp. (“CIBC”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Shares (as defined below) (each, a “Manager” and collectively, the “Managers”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) (each, a “Forward Seller” and together, the “Forward Sellers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described in this Equity Distribution Agreement (this “Agreement”), of Issuance Shares or Forward Hedge Shares (together, as applicable, the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate gross sales price of up to $200,000,000 (the “Maximum Program Amount”).

The Company agrees that whenever it determines to sell the Issuance Shares directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance satisfactory to such Manager, relating to such sale in accordance with Section 3 hereof.

SECTION 1. Description of Securities. The Company, the Managers, the Forward Purchasers and the Forward Sellers understand that the aggregate Gross Issuance Sales Price (as defined below) and the aggregate Gross Forward Sales Price of Shares to be sold pursuant to this Agreement shall not exceed the Maximum Program Amount. Such shares of Common Stock issued or issuable pursuant to an Agency Transaction (as defined below) or a Terms Agreement, in each case, that has occurred or may occur in accordance with the terms and conditions of this Agreement are hereinafter collectively referred to as the “Issuance Shares” and such shares borrowed by a Forward Purchaser or its affiliate and offered and sold by such Forward Seller in connection with any Forward Transaction (as defined below) that has occurred or may occur in accordance with the terms of this Agreement are hereinafter collectively referred to as the “Forward Hedge Shares.”

The Company may enter into one or more forward stock purchase transactions with any Forward Purchaser as set forth in the applicable Confirmations (as defined below). In connection therewith, such Forward Purchaser, through the related Forward Seller, will effect sales of Forward Hedge Shares on the terms set forth in Section 3 hereof (each such transaction being referred to as a “Forward Transaction”). “Confirmation” means, for each Forward Transaction, the contract evidencing such Forward Transaction between the Company and such Forward Purchaser substantially in the form set forth in Exhibit A hereto.

SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Managers, the Forward Purchasers and the Forward Sellers that:

(a)           An “automatic shelf registration statement” (the “registration statement”) as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Act”), on Form S-3 (File No. 333-253047) in respect of the Shares, including a form of prospectus, has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Act. The registration statement contains certain information concerning the offering and sale of the Shares, and contains additional information concerning the Company, its business and the Common Stock; the Commission has not issued an order preventing or suspending the use of the Basic Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement (as defined below), and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, as well as any new registration statement, post-effective amendment or new automatic shelf registration statement as may have been filed pursuant to Section 4(f) or (g) of this Agreement, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Managers, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of each Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Managers, the Forward Purchasers or the Forward Sellers, as applicable, in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. Notwithstanding the foregoing, if any revised basic prospectus, prospectus supplement or prospectus shall be provided to the Managers, the Forward Purchasers or the Forward Sellers, as applicable, by the Company for use in connection with the offering and sale of the Shares which differs from the Basic Prospectus, Prospectus Supplement or Prospectus, as the case may be (whether or not such revised basic prospectus, prospectus supplement or prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the terms “Basic Prospectus,” “Prospectus Supplement” and “Prospectus” shall refer to such revised basic prospectus, prospectus supplement or prospectus, as the case may be, from and after the time it is first provided to the Managers, the Forward Purchasers or the Forward Sellers, as applicable, for such use. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and any other “issuer free writing prospectus” (as defined in Rule 433 under the Act) that the Company and the Managers, the Forward Purchasers and the Forward Sellers shall agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(b)           The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at each deemed effective date with respect to the Managers, the Forward Purchasers and the Forward Sellers pursuant to Rule 430B(f)(2) under the Act, at each Settlement Date (as defined in Section 3 hereof), and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act, and the Registration Statement did not and will not, at or during such times, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, each Time of Sale, each Settlement Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the date of the Time of Sale and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with such sale of Shares did or will the Prospectus, as then amended or supplemented, either alone or together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus will comply, as of its date, as of each Time of Sale and Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects with the requirements of the Act; at no time during the period that begins on the date of each Permitted Free Writing Prospectus and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of any Shares did or will such Permitted Free Writing Prospectus include any information that conflicted or will conflict with any information contained in the Registration Statement, the Prospectus or any Incorporated Document or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Manager, Forward Purchaser or Forward Seller, as applicable, and furnished in writing by or on behalf of such Manager, Forward Purchaser or Forward Seller expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus, as the case may be; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For all purposes of this Agreement (including, without limitation, the provisions of this paragraph and of Section 7 of this Agreement), (i) the Company and the Managers agree that the only information furnished or to be furnished by or on behalf of the Managers expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus or any amendment or supplement to any of the foregoing is the statement that the Managers will not engage in any transactions that stabilize the Common Stock appearing in the last sentence of the third paragraph under the caption “Plan of Distribution” in the Prospectus Supplement dated April 23, 2021 (the “Manager Information”).

(c)           (i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act and (iv) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(d)           Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or used any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) or use any “prospectus” or “free writing prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement, and any Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rule 163 or with Rules 164 and 433 under the Act; assuming that any such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by the Managers, the Forward Purchasers or the Forward Sellers, as applicable, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby are “issuer free writing prospectuses” as defined in Rule 433 under the Act.

(e)            As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the consolidated balance sheet as of March 31, 2021 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, at the indicated date, and there has been no material change in such information since December 31, 2020 or the Company’s then most recently completed quarter or fiscal year (subject to the issuance of shares of Common Stock under the Company’s (i) dividend reinvestment and direct stock purchase plan, (ii) employee stock purchase plan, (iii) director and executive compensation plans and (iv) other employee benefit plans and the grant of options or other equity awards under any such director and executive compensation plans); as of the date of this Agreement, all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; at each Representation Date (excluding the date hereof), Time of Sale and Settlement Date, the Issuance Shares and any shares of Common Stock to be issued and delivered by the Company to a Forward Purchaser pursuant to any Confirmation (the “Confirmation Shares”) will be duly listed, and admitted and authorized for trading on the Nasdaq Stock Market LLC (“Nasdaq”).

(f)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, to execute and deliver this Agreement and each Confirmation and to issue, sell and deliver the Issuance Shares and issue and deliver any Confirmation Shares as contemplated herein and therein.

(g)           The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) result in the delisting of shares of Common Stock from Nasdaq (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”).

(h)           (i) As of the date hereof, the Company has no subsidiaries (as defined under the Act) other than those subsidiaries listed on Schedule B hereto (collectively, the “Subsidiaries”) and complete and correct copies of the charters and the bylaws of the Company and each Subsidiary and all amendments thereto have been delivered to the Managers; provided that as of the date of filing of each of the Company’s subsequent annual reports on Form 10-K, the term “Subsidiaries”, and the foregoing language in this Section 2(h)(i), shall refer to the subsidiaries listed on Exhibit 21 of the Company’s most recent annual report on Form 10-K as required by Item 601(b)(21) of Regulation S-K and (ii) the Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(i)            The Shares to be sold pursuant to this Agreement or any Confirmation have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party.

(j)            The capital stock of the Company, including the Common Stock, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(k)           The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.

(l)            The Company has full corporate power and authority to enter into each Confirmation. Each Confirmation, if and when executed, will be duly authorized, executed and delivered by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies. Each Confirmation will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(m)          Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, neither the Company nor any of the Subsidiaries is (i) in violation of its respective charters or by-laws or other governance documents or (ii) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or their respective property is bound, or (iii) in violation of any federal, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of Nasdaq), or any decree, judgment or order applicable to it or any of its properties, except for such violations or defaults (excluding clause (i)) as would not have, or reasonably be expected to have, a Material Adverse Effect.

(n)           The execution, delivery and performance of this Agreement, any Confirmation, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary of the Company or any of their properties, or (ii) any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties of the Company or any such Subsidiary is subject, or (iii) the charter or by-laws of the Company or any such Subsidiary, except, in the case of (i) and (ii) above, for breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement and such Confirmation.

(o)           No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) notification to Nasdaq, if necessary, (ii) registration of the Shares under the Act, which has been effected, (iii) order of the Montana Public Service Commission (the “MPSC”), (iv) order of the Federal Energy Regulatory Commission (the “FERC”), (v) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Managers or (vi) qualification of the offering of the Shares under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)           The FERC has issued an appropriate order or orders with respect to the issuance and sale of the Shares in accordance with this Agreement (the “FERC Order”); and the FERC Order is in full force and effect and the issuance and sale of the Shares pursuant to this Agreement is in conformity with the terms of the FERC Order; provided, however, that following the expiration of the current FERC Order, a new FERC Order will be required and shall be in full force and effect.

(q)           The MPSC has issued an appropriate order or orders with respect to the issuance and delivery of the Shares in accordance with this Agreement (the “MPSC Order”); and the MPSC Order is in full force and effect and the issuance and sale of the Shares pursuant to this Agreement is in conformity with the terms of the MPSC Order; provided, however, that following the expiration of the current MPSC Order, a new MPSC Order will be required and shall be in full force and effect.

(r)            Except as described in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter, agent, financial advisor to the Company or in any similar capacity in connection with the offer and sale of the Shares; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(s)           The Company and the Subsidiaries possess adequate certificates, licenses, approvals, franchises, authorizations or permits (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to have such Governmental Licenses would not, individually or in the aggregate, have a Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.

(t)            Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, to the Company’s knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

(u)           Deloitte & Touche LLP, who audited the annual consolidated financial statements of the Company and the Subsidiaries incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the rules and regulations thereunder.

(v)           The financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or included or incorporated by reference in the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the applicable requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company and the Subsidiaries; any pro forma financial statements and the related notes thereto, if any, included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required; and all disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined in Regulation G under the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable.

(w)           Since the date of the latest audited financial statements incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and the Subsidiaries taken as a whole.

(x)            Neither the Company nor any Subsidiary is, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(y)           Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, each as then amended or supplemented, the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each as then amended or supplemented, and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(z)            The Common Stock is an “actively-traded security” under Rule 101 of Regulation M under the Exchange Act.

(aa)          The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement and the Prospectus fairly presents the required information and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb)         The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(cc)          All statistical or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(dd)         The Company has not received any notice from Nasdaq regarding the delisting of the Common Stock from Nasdaq.

(ee)          Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement.

(ff)           The Company has not entered into any other sales agency or distribution agreements or other forward confirmations or similar arrangements with any agent, forward counterparty or other representative similar in nature to the equity shelf program established by this Agreement and any Confirmations.

(gg)         Neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, nor to the Company’s knowledge, their affiliates or controlling persons has taken, directly or indirectly, any action designed or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(hh)         To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(ii)            The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or included or incorporated by reference in the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)            None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery laws, and the Company, its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery laws. The Company has instituted and maintains policies and procedures designed, in its reasonable judgment, to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(kk)          The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)            None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control or other relevant sanctions authority (collectively, “Sanctions”). None of the Company or any of its subsidiaries is located, organized or resident in a country or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other Persons, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions.

(mm)        (i)(A) Except as disclosed in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, each as then amended or supplemented, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i), reasonably be expected to result in a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the commercially reasonable protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology reasonably consistent with industry standards and practices.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Managers, the Forward Purchasers, the Forward Sellers or counsel for the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Managers, the Forward Purchasers and the Forward Sellers.

SECTION 3. Sale and Delivery of Securities.

(a)            Sale of Issuance Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through a Manager, as sales agent, and such Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Issuance Shares (each such transaction being referred to as an “Agency Transaction”) on the terms set forth below. As used herein, the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Issuance Sales Price of Issuance Shares and Gross Forward Sales Price of Forward Hedge Shares issued and sold pursuant to this Agreement, any Confirmation, and any Terms Agreement equal the Maximum Program Amount and (y) February 11, 2024.

(i)    The Issuance Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Manager on any day during the Term that (A) is a trading day for Nasdaq (a “Trading Day”) (other than a Trading Day on which Nasdaq is scheduled to close prior to its regular weekday closing time), (B) the Company has submitted to such Manager its proposal to enter into an Agency Transaction (including any price, time or size limits or other customary parameters or conditions set forth below) from any of the individuals listed as authorized representatives of the Company on Schedule C hereto (the “Authorized Company Representatives”) to make such sales, in a form and manner as mutually agreed to by the Company and such Manager (each such proposal to enter into an Agency Transaction, an “Agency Transaction Proposal”), and (C) the Company has satisfied its obligations under Section 6 of this Agreement. If such Manager agrees to the terms of such proposed Agency Transaction or if the Company and such Manager mutually agree to modified terms for such proposed Agency Transaction, then the Manager shall no later than 9:30 a.m. (New York City time) on the Trading Day following the date the Company delivers an Agency Transaction Proposal deliver to the Company by electronic mail a notice (each, an “Agency Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Agency Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Manager, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Manager. Each Agency Transaction Proposal shall specify:

(1)            the Trading Day(s) on which the Issuance Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(2)            the maximum number of Issuance Shares to be sold by such Manager on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Manager and documented in the relevant Agency Transaction Acceptance;

(3)            the lowest price, if any, at which the Company is willing to sell Issuance Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, an “Issuance Floor Price”); and

(4)            such Manager’s discount or commission (the “Issuance Selling Commission Rate”).

The Company may sell Issuance Shares on any Trading Day through only one of the Managers, but not multiple Managers. An Agency Transaction Proposal shall not set forth terms that, after taking into account the aggregate Gross Issuance Sales Price of Issuance Shares previously purchased and to be purchased pursuant to pending Agency Transaction Acceptances (if any), including any Terms Agreements, and the aggregate Gross Forward Sales Price of Forward Hedge Shares previously sold or to be sold pursuant to pending Forward Transaction Acceptances (if any), result or could result in a total amount that exceeds the Maximum Program Amount nor shall it set forth an Issuance Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Issuance Sales Price of Issuance Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Issuance Sales Price of Issuance Shares offered and sold does not exceed, and the price at which any Issuance Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Issuance Sales Price of Issuance Shares and the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Agency Transaction Acceptance with respect to any Purchase Date(s) is delivered by a Manager to the Company, the latest Agency Transaction Acceptance shall govern any sales of Issuance Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Agency Transaction Acceptance and prior to the delivery to the Company of the latest Agency Transaction Acceptance.

(ii)   Subject to the terms and conditions hereof, each Manager shall use commercially reasonable efforts, consistent with its normal trading and sales practices, to offer and sell all of the Issuance Shares designated to be sold by it on any day. Notwithstanding the foregoing, in the event the Company engages a Manager for a sale of Issuance Shares in an Agency Transaction that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act or such Manager reasonably believes it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act (such ordinary brokers’ transactions are hereinafter referred to as “At the Market Offerings”), the Company will provide such Manager, at such Manager’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 4 hereof, each dated the Settlement Date, and such other documents and information as such Manager shall reasonably request, and the Company and such Manager will agree to compensation that is customary for such Manager with respect to such transaction.

(iii)  On any Trading Day, the Company shall give at least one business day’s prior written notice by telecopy or electronic mail to the applicable Manager as to any change of such Manager through which sales of Issuance Shares as sales agent will be made. For avoidance of doubt, this Section 3(a)(iii) shall not apply to sales solely to employees or security holders of the Company or its Subsidiaries or to a trustee or other person acquiring the Shares for the accounts of such persons in which J.P. Morgan, BofA, CIBC or Credit Suisse is acting for the Company in a capacity as other than as a Manager under this Agreement.

(iv)   Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct any Manager (confirmed promptly by electronic mail) not to sell the Issuance Shares if such sales cannot be effected at or above the price designated by the Company in any such Agency Transaction Proposal. In addition, the Company or any Manager may, upon notice to the other party hereto (confirmed promptly by electronic mail), suspend the offering of the Issuance Shares; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares sold hereunder prior to the giving of such notice.

(v)    Each of the Managers hereby covenants and agrees not to make any sales of the Issuance Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Manager.

(vi)   The compensation to each Manager, as an agent of the Company, for sales of the Issuance Shares shall be at a mutually agreed rate, not to exceed 2.0% of the actual sales price of the Issuance Shares sold by it pursuant to this Section 3(a) (the “Gross Issuance Sales Price”). The Gross Issuance Sales Price less a Manager’s commission and after further deducting any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the Net Issuance Sales Price for such Issuance Shares (the “Net Issuance Sales Price”).

(vii)   Each Manager shall provide written confirmation to the Company following the close of trading on Nasdaq each day in which the Issuance Shares are sold under this Section 3(a) setting forth the aggregate amount of the Issuance Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to such Manager with respect to such Agency Transaction.

(b)           Settlement of Issuance Shares and Delivery of Issuance Shares. Settlement for sales of the Issuance Shares pursuant to Section 3(a) will occur on the second (2nd) business day that is also a Trading Day following the date on which such sales are made, in either case unless another date shall be agreed to in writing by the Company and the Managers (each such date, an “Issuance Settlement Date”). As used in the preceding sentence and in Section 7 below, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Issuance Settlement Date, the Issuance Shares sold through a Manager for settlement on such Issuance Settlement Date shall be issued and delivered by the Company to such Manager against payment of the Net Issuance Sales Price for the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to such Manager’s account, or to the account of such Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Issuance Shares on any Issuance Settlement Date, the Company shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Issuance Shares through DWAC for purposes of this Section 3(b).

(c)            Sale of Forward Hedge Shares. (i) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth below, the Company may, from time to time during the Term, propose to a Forward Seller and a Forward Purchaser that they enter into a Forward Transaction with a specified Intended Forward Hedge Selling Period (as defined below), which proposal shall be made to such Forward Seller and Forward Purchaser by telephone (confirmed promptly by electronic mail) or by electronic mail from any of the Authorized Company Representatives to make such sales and shall set forth the information specified below (each, a “Forward Transaction Proposal” and an Agency Transaction Proposal or a Forward Transaction Proposal, a “Transaction Proposal”). If such Forward Seller and Forward Purchaser each agrees to the terms of such proposed Forward Transaction or if the Company and such Forward Seller and such Forward Purchaser mutually agree to modified terms for such proposed Forward Transaction, then such Forward Seller and Forward Purchaser shall no later than 9:30 a.m. (New York City time) on the Trading Day following the date the Company delivers a Forward Transaction Proposal (provided such delivery occurs prior to 5:00 p.m. (New York City time) on such date) deliver to the Company by electronic mail a notice (each, a “Forward Transaction Acceptance” and an Agency Transaction Acceptance or a Forward Transaction Acceptance, a “Transaction Acceptance”) confirming the terms of such proposed Forward Transaction as set forth in such Forward Transaction Proposal or setting forth the modified terms for such proposed Forward Transaction as agreed by the Company, such Forward Seller and Forward Purchaser and, promptly after the terms for such Forward Transaction have been agreed, shall deliver a Confirmation executed by such Forward Purchaser substantially in the form set forth in Exhibit A, such Confirmation to be duly executed by the Company promptly upon receipt, in each case with terms corresponding to such Forward Transaction. Each Forward Transaction Proposal shall specify:

(1)   the number of days during which the Forward Hedge Shares subject to such Forward Transaction are intended to be sold by the Forward Seller and the first date of such period (such period, the “Intended Forward Hedge Selling Period”);

(2)   the maximum number of Forward Hedge Shares to be sold by such Forward Seller on, or over the course of, the Intended Forward Hedge Selling Period, or as otherwise agreed between the Company, such Forward Seller and Forward Purchaser and documented in the relevant Transaction Acceptance (the “Forward Hedge Amount”);

(3)   the lowest price, if any, at which the Company is willing for Forward Hedge Shares to be sold during the Intended Forward Hedge Selling Period or a formula pursuant to which such lowest price shall be determined (each, a “Forward Floor Price”);

(4)   the amount of any commission, discount or other compensation to be paid to the Forward Seller in connection with the sale of the Forward Hedge Shares (the “Forward Hedge Selling Commission Rate”); and

(5)   the “Maturity Date,” the maximum Stock Loan Fee referred to in clause (vi) of “Conditions to Effectiveness” and section (a) of “Acceleration Events,” the “Spread,” “Forward Price Reduction Dates” and “Forward Price Reduction Amounts” (each, as defined in the relevant Confirmation) for such Forward Transaction.

(ii)           Subject to the terms and conditions set forth above, the Company and such Forward Purchaser appoint the applicable Forward Seller as agent to sell the Forward Hedge Shares in any Forward Transactions entered into hereunder. Such Forward Purchaser will use commercially reasonable efforts, consistent with its normal practices, to borrow or cause its affiliates to borrow, offer and sell Forward Hedge Shares through such Forward Seller to hedge the Forward Transaction, and such Forward Seller will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the Forward Hedge Shares at prices in the aggregate up to the Forward Hedge Amount specified in the relevant Forward Transaction Acceptance, in each case, in accordance with the terms and subject to the conditions hereof and of the applicable Forward Transaction Acceptance and the applicable Confirmation. Neither the Company, such Forward Seller nor such Forward Purchaser shall have any obligation to enter into a Forward Transaction. The Company shall be obligated to deliver shares of Common Stock to such Forward Purchaser or otherwise settle a Forward Transaction, and such Forward Seller shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Forward Transaction Acceptance and Confirmation, to sell Forward Hedge Shares, only if and when the Company makes a Forward Transaction Proposal to such Forward Seller and Forward Purchaser and a Forward Transaction Acceptance has been countersigned and delivered to the Company by each of such Forward Seller and Forward Purchaser and a Confirmation relating to such Forward Transaction has been countersigned and delivered to such Forward Purchaser by the Company as provided in Section 3(c)(i) above.

(iii)           A Forward Transaction Proposal shall not set forth terms that, after taking into account the aggregate Gross Issuance Sales Price of Issuance Shares previously purchased and to be purchased pursuant to pending Agency Transaction Acceptances (if any), including under any Terms Agreement and the aggregate Gross Forward Sales Price of Forward Hedge Shares previously sold or to be sold pursuant to pending Forward Transaction Acceptances (if any), result or could result in a total amount that exceeds the Maximum Program Amount nor shall it set forth a Forward Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Forward Sales Price of Forward Hedge Shares sold and for otherwise monitoring the availability of Forward Hedge Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Forward Sales Price of Forward Hedge Shares offered and sold does not exceed, and the price at which any Forward Hedge Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Forward Sales Price of Forward Hedge Shares and the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. In the event that more than one Forward Transaction Acceptance with respect to any Intended Forward Hedge Selling Period is delivered by a Forward Seller and its related Forward Purchaser to the Company, the latest Forward Transaction Acceptance shall govern any sales of Forward Hedge Shares for the relevant Intended Forward Hedge Selling Period, except to the extent of any action occurring pursuant to a prior Forward Transaction Acceptance and prior to the delivery to the Company of the latest Forward Transaction Acceptance. No Forward Transaction Acceptance may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, and including, the first scheduled Trading Day of the related Forward Hedge Selling Period (as defined in the Transaction Acceptance) to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period. No selling period for the Shares may overlap in whole or in part with any “Unwind Period” (as defined in the Transaction Acceptance) under any Confirmation. The Company, a Forward Purchaser or a Forward Seller may, upon notice to each other such party by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of Forward Hedge Shares pursuant to Forward Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Forward Hedge Shares sold hereunder prior to the giving of such notice or their respective obligations under any Agency Transaction or Terms Agreement.

(iv)          The Intended Forward Hedge Selling Period in respect of the Forward Hedge Shares to be sold pursuant to a Confirmation shall be set forth in or confirmed by the applicable Forward Transaction Acceptance. Except as otherwise agreed between the Company and a Forward Seller and a Forward Purchaser, the Forward Hedge Selling Commission Rate for any Forward Hedge Shares sold by such Forward Seller pursuant to this Agreement and the relevant Confirmation shall be a percentage, not to exceed 2.0%, of the actual sales price per share of such Forward Hedge Shares by the Forward Seller (the “Gross Forward Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Forward Transaction Acceptance. Notwithstanding the foregoing, in the event the Company agrees with a Forward Purchaser and a Forward Seller regarding a sale of Forward Hedge Shares for which the sale of Forward Hedge Shares by such Forward Seller during the Intended Forward Hedge Selling Period would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Forward Purchaser and Forward Seller at such Forward Purchaser’s and Forward Seller’s request and upon reasonable advance notice to the Company, on or prior to the Forward Hedge Settlement Date the opinions of counsel, accountants’ letters and officer’s certificate pursuant to Section 4 hereof, each dated the Forward Hedge Settlement Date, and such other documents and information as such Forward Purchaser and Forward Seller, as applicable, shall reasonably request, and the Company and such Forward Purchaser and Forward Seller, as applicable, will agree to compensation that is customary for such Forward Seller with respect to such transaction. The Gross Forward Sales Price less such Forward Seller’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Forward Hedge Shares is referred to herein at the “Net Forward Hedge Price.”

(d)            Delivery of Forward Hedge Shares. On or before each Forward Hedge Settlement Date, a Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being sold by crediting the related Forward Seller or its designee’s account at The Depository Trust Company by such means of delivery as may be mutually agreed upon by such Forward Purchaser and Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, such Forward Seller shall deliver the related portion of the Net Forward Hedge Price in same day funds delivered to an account designated by such Forward Purchaser prior to the relevant Forward Hedge Settlement Date. The “Forward Hedge Settlement Date” means the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement; each such Forward Hedge Settlement Date, together with any Issuance Settlement Date, a “Settlement Date.”

(i)            Promptly following the completion of the Forward Hedge Selling Period, the applicable Forward Purchaser shall execute and deliver to the Company a Pricing Supplement (in the form set forth on Annex B to the applicable Confirmation), which shall set forth the initial “Base Amount” for such Forward Transaction (which shall be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Hedge Completion Date” for such Forward Transaction and the “Initial Forward Price” for such Forward Transaction. The “Forward Hedge Selling Period” means, for any Forward Transaction, the Intended Forward Hedge Selling Period, provided that if, prior to the end of such Forward Hedge Selling Period (x) any event occurs that would permit the Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in each relevant Confirmation) under, and pursuant to, the provisions of “Termination Settlement” in such Confirmation or (y) an Insolvency Filing (as defined in each Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence). The “Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward Transaction, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

(e)            If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, an Issuance Floor Price or a Forward Floor Price has been agreed to by the parties with respect to a Purchase Date or Intended Forward Hedge Selling Period, as the case may be, and a Manager or Forward Seller, as applicable, thereafter determines and notifies the Company that the Gross Issuance Sales Price for such Agency Transaction or the Gross Forward Sales Price for such Forward Transaction, as applicable, would not be at least equal to such Issuance Floor Price or Forward Floor Price, as applicable, then, in the case of an Agency Transaction, the Company shall not be obligated to issue and sell through such Manager and such Manager shall not be obligated to place, the Issuance Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Manager otherwise agree in writing and, in the case of a Forward Transaction, such Forward Seller shall not sell the Forward Hedge Shares proposed to be sold pursuant to such Forward Transaction on such day during the Intended Forward Hedge Selling Period.

(f)            Exempted Provisions of Regulation M. If the Company, any Manager, Forward Purchaser or Forward Seller has reason to believe that the exempted provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of such Shares under this Agreement shall be suspended until that or other exempted provisions have been satisfied in the judgment of each party.

(g)            Principal Transactions. If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) or 3(c) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(h)            Each sale of the Issuance Shares to or through any Manager or each sale of the Forward Hedge Shares to or through any Forward Seller shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement.

(i)            No Sale of Shares if in Possession of Material Non-Public Information. Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company, the Managers, the Forward Purchasers and the Forward Sellers, offers and sales of Shares pursuant to this Agreement shall not be requested by the Company and need not be made by any Manager, Forward Purchaser or Forward Seller at any time when or during any period in which the Company is or could be deemed to be in possession of material non-public information.

(j)            Accuracy of Representations and Warranties at Certain Times. At each time of an Agency Transaction Proposal or a Forward Transaction Proposal submitted by the Company pursuant to Section 3(a), Section 3(c) or Section 3(g) hereof, Time of Sale, Settlement Date and Representation Date (as defined in Section 4(q)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement and any applicable Confirmation, except such representations and warranties that speak as of a specific date, as set forth in Sections 2(d), 2(e) and 2(h)(i). Any obligation of any Manager or any Forward Purchaser and Forward Seller, as applicable, to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, except such representations and warranties that speak as of a specific date, as set forth in Sections 2(d), 2(e) and 2(h)(i), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

SECTION 4. Covenants of the Company. The Company agrees with the Managers, the Forward Purchasers and the Forward Sellers:

(a)           To notify the Managers, the Forward Purchasers and the Forward Sellers promptly of the time on or after the date of this Agreement when the Registration Statement or any amendment to the Registration Statement has been filed or become effective or when the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any supplement to any of the foregoing has been filed; to prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus that, in the reasonable opinion of any Manager, Forward Purchaser or Forward Seller, as applicable, may be necessary or advisable in connection with the offering of the Shares by the Managers or the Forward Sellers, as applicable; and to cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Basic Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Act (without reliance on Rule 424(b)(8)) or, in the case of any Incorporated Document, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; to cause each Permitted Free Writing Prospectus to be filed with the Commission as required by Rule 433 under the Act (to the extent such filing is required by such rule) and to retain copies of each Permitted Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433 under the Act.

(b)           To promptly advise the Managers, the Forward Purchasers and the Forward Sellers, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (in each case including, without limitation, any Incorporated Document) or for additional information with respect thereto, or of notice of examination, institution of proceedings for or the entry of a stop order suspending the effectiveness of the Registration Statement or pursuant to Section 8A of the Act and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Managers, the Forward Purchasers and the Forward Sellers of any proposal to amend or supplement the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (other than any amendment or supplement to be effected by the Company’s filing of a report, document or proxy or information statement pursuant to Sections 13, 14 or 15(d) of the Exchange Act, which shall be subject to the provisions of clause (2) of Section 4(d) below and other than any prospectus supplement relating to the offering of other securities), and to provide the Managers, the Forward Purchasers and the Forward Sellers and their respective counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and not to file or use any such amendment or supplement to which the Managers, the Forward Purchasers or the Forward Sellers, as applicable, shall have objected in writing.

(c)           To make available to the Managers, the Forward Purchasers and the Forward Sellers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Managers, the Forward Purchasers and the Forward Sellers, as many copies of the Prospectus and each Permitted Free Writing Prospectus (or of the Prospectus or any Permitted Free Writing Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Managers, the Forward Purchasers or the Forward Sellers, as applicable, may request for the purposes contemplated by the Act; in case the Managers or the Forward Sellers are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)           (1) Subject to clause (2) of this Section 4(d), to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and (2) during any sales period specified in an order submitted by the Company pursuant to Section 3(a)(i) hereof, to provide the Managers, the Forward Purchasers and the Forward Sellers, for their review and comment, with a copy of any reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act a reasonable amount of time prior to any proposed filing, and to promptly notify the Managers, the Forward Purchasers and the Forward Sellers of such filing.

(e)           To pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Act and in compliance with Rule 456(b) and Rule 457(r) under the Act.

(f)            If the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Managers, the Forward Purchasers and the Forward Sellers, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, (c) use its commercially reasonable efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Act), and (d) promptly notify the Managers, the Forward Purchasers and the Forward Sellers of such effectiveness. The Company will take all other reasonable action to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(g)            If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Managers or the Forward Sellers, as applicable, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(h)           To promptly notify the Managers, the Forward Purchasers and the Forward Sellers of the happening of any event that could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to comply with law and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Managers, the Forward Purchasers and the Forward Sellers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or effect such compliance; and to promptly notify the Managers, the Forward Purchasers and the Forward Sellers of the happening of any event that could require the making of any change in any Permitted Free Writing Prospectus so that such Permitted Free Writing Prospectus would not conflict with information contained in the Registration Statement, the Prospectus or the Incorporated Documents or so that such Permitted Free Writing Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, subject to Section 4(b) and Section 4(d), to prepare and furnish, at the Company’s expense, to the Managers, the Forward Purchasers and the Forward Sellers promptly such amendments or supplements to such Permitted Free Writing Prospectus as may be necessary to eliminate any such conflict or reflect any such change.

(i)            To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Managers may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Managers, the Forward Purchasers and the Forward Sellers of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(j)            To make generally available to its security holders, and to deliver to the Managers, the Forward Purchasers and the Forward Sellers, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as such date is defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than eighteen months after the effective date of the Registration Statement (as such date is defined in Rule 158(c) under the Act).

(k)           To apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(l)            Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, or permit the registration under the Act of, any shares of Common Stock or any other securities of the Company that are substantially similar to the Common Stock (“Similar Securities”) or any securities convertible into or exchangeable or exercisable for Common Stock or Similar Securities (including without limitation, any options, warrants or other rights to purchase Common Stock or Similar Securities) or publicly announce the intention to do any of the foregoing other than as contemplated by this Agreement, in each case without giving the Managers, the Forward Purchasers and the Forward Sellers at least three Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through the Managers or the Forward Sellers pursuant to this Agreement; (ii) file one or more registration statements on Form S-8 relating to Common Stock that may be issued pursuant to director or compensation plans or other benefit plans, including the employee common stock purchase plan; (iii) file a registration statement on Form S-3 relating to Common Stock to be issued under the dividend reinvestment plan; (iv) issue securities under the Company’s director or employee equity compensation plans or other benefit plans, including the employee common stock purchase plan; and (iv) issue Common Stock under the dividend reinvestment plan. In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(l), the Managers, the Forward Purchasers and the Forward Sellers may suspend activity under this Agreement for such period of time as may be requested by the Company or as may be deemed appropriate by the Managers, the Forward Purchasers or the Forward Sellers.

(m)          Not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus or a Permitted Free Writing Prospectus.

(n)           The Company will not, and will cause its Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(o)           To use its best efforts to effect and maintain the listing of the Common Stock on Nasdaq.

(p)           To advise the Managers, the Forward Purchasers and the Forward Sellers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q)           Upon commencement of the offering of the Shares under this Agreement, and, subject to Section 4(bb) hereof, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclause (ii) below, and other than a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a proxy statement or Current Report on Form 8-K, unless the Managers, the Forward Purchasers or the Forward Sellers, as applicable, shall otherwise reasonably request), or (iii) the Managers, the Forward Purchasers or the Forward Sellers, as applicable, may reasonably request (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i), (ii) and (iii) above, each a “Representation Date”), to furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers forthwith a certificate of an executive officer of the Company, dated and delivered as of the Representation Date, in form satisfactory to the Managers, the Forward Purchasers and the Forward Sellers to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which was last furnished to the Managers, the Forward Purchasers and the Forward Sellers are true and correct as of such Representation Date as though made at and as of such date (except to the extent such statements were as of a specific date, as set forth in Sections 2(d), 2(e) and 2(h)(i) and except that such certificate shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such certificate.

(r)            Subject to Section 4(bb) hereof, at each Representation Date, to furnish or cause to be furnished forthwith to the Managers either (i) a written opinion of the Company’s internal counsel (“Company Counsel”), or other counsel satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion, or (ii) a letter (a “Reliance Letter”) to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior opinion delivered under this Section 4(r), to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(s)            Subject to Section 4(bb) hereof, at each Representation Date, to furnish or cause to be furnished forthwith to the Managers, the Forward Purchasers and the Forward Sellers either (i) a written opinion of Jones Day, special counsel to the Company (“Special Counsel”), or other counsel satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus and to any Permitted Free Writing Prospectuses, in each case as amended and supplemented to the time of delivery of such opinion, or (ii) a Reliance Letter to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior opinion delivered under this Section 4(s), to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(t)            Subject to Section 4(bb) hereof, at each Representation Date, Hunton Andrews Kurth LLP, counsel to the Managers, the Forward Purchasers and the Forward Sellers, shall deliver a written opinion, dated and delivered as of such Representation Date, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers.

(u)            Upon commencement of the offering of the Shares under this Agreement, and, subject to Section 4(bb) hereof, each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, which shall be subject to the provisions of subclauses (ii) and (iii) below), (ii) the Company shall file an annual report on Form 10-K or a quarterly report on Form 10-Q, (iii) upon request by the Managers, the Forward Purchasers or the Forward Sellers, as applicable, to the Company, there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, or (iv) the Managers may reasonably request, to cause the Accountants, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter, dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the date of such request, as the case may be, in form and substance satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case, as amended and supplemented to the date of such letter.

(v)            Subject to Section 4(bb) hereof, at each Representation Date, to conduct a due diligence session, in form and substance, satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, which shall include representatives of the management and the accountants of the Company. The Company will cooperate with any due diligence review reasonably requested by the Managers, the Forward Purchasers and the Forward Sellers or counsel for the Managers, the Forward Purchasers and the Forward Sellers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.

(w)          That the Company consents to the Managers or the Forward Sellers, as applicable, trading in the Common Stock for the Managers’ or the Forward Sellers’ own accounts and for the accounts of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(x)            If to the knowledge of the Company, any condition set forth in Section 6(a), 6(i) or 6(j) of this Agreement shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Managers, the Forward Purchasers or the Forward Sellers, as applicable, the right to refuse to purchase and pay for such Shares.

(y)           To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Managers or sold through the Forward Sellers under this Agreement, the Net Issuance Sales Price or the Net Forward Hedge Price, as applicable, and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(z)           To ensure that prior to instructing the Managers to sell Issuance Shares or the Forward Sellers to sell Forward Hedge Shares the Company shall have obtained all necessary corporate and regulatory authority for the offer and sale of such Shares.

(aa)         That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers, the Forward Purchasers and the Forward Sellers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus and to all Permitted Free Writing Prospectuses, in each case as amended and supplemented relating to such Shares).

(bb)         Notwithstanding anything else herein to the contrary, so long as it is not currently in a sales period specified in a Transaction Proposal submitted by the Company pursuant to Section 3(a) or Section 3(c) hereof, the Company may determine to suspend sales efforts under this Agreement and any Confirmation and shall not be required to deliver any of the opinions, certificates or accountants’ letters otherwise required by Sections 4(q), 4(r), 4(s), 4(t), 4(u) or 4(v); provided that prior to submitting a subsequent Transaction Proposal pursuant to Section 3(a) or Section 3(c) hereof, the Company shall have submitted a current legal opinion of internal counsel and external counsel, a current officer’s certificate and a current accountants’ letter.

SECTION 5. Payment of Expenses.

(a)           The Company will pay or cause to be paid all expenses incident to the performance of the Company’s obligations under this Agreement and each Confirmation, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Managers, the Forward Purchasers and the Forward Sellers of copies of any preliminary prospectus, any Permitted Free Writing Prospectuses and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Managers, the Forward Purchasers and the Forward Sellers to investors, (iii) the preparation, issuance and delivery of the certificates for the Issuance Shares or any Confirmation Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Managers, the Forward Purchasers and the Forward Sellers, as applicable (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors and the reasonable and documented fees and disbursements of counsel for the Managers, the Forward Purchasers and the Forward Sellers, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Managers, the Forward Purchasers and the Forward Sellers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Shares and any Confirmation Shares, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Managers, the Forward Purchasers and the Forward Sellers in connection with, the review by FINRA of the terms of sales of Shares, (ix) the fees and expenses incurred in connection with the listing of the Issuance Shares and any Confirmation Shares on Nasdaq and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Shares caused by a breach of the representation contained in the fifth clause of Section 2(b) hereof. In addition to paying the legal expenses of the Managers, the Forward Purchasers and the Forward Sellers pursuant to clause (iv) above, the Company shall reimburse the Managers, the Forward Purchasers and the Forward Sellers for all of their reasonable and documented out-of-pocket expenses.

SECTION 6. Conditions of Managers’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Managers, the Forward Purchasers and the Forward Sellers hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, the time of any Transaction Proposal submitted by the Company pursuant to Section 3(a) or 3(c) hereof, any Time of Sale, any applicable Representation Date and as of each Settlement Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent:

(a)            (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or to the knowledge of the Company or the Managers, the Forward Purchasers and the Forward Sellers of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus or the Prospectus, as then amended or supplemented, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Prospectus, as then amended or supplemented, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)           Subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, as then amended or supplemented, no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole, in the judgment of the Managers, the Forward Purchasers and the Forward Sellers, shall occur or become known and no transaction which is material and unfavorable to the Company (other than as referred to in the Registration Statement and Prospectus) in the judgment of the Managers, the Forward Purchasers and the Forward Sellers, shall have been entered into by the Company or any of its Subsidiaries.

(c)           The Company shall furnish to the Managers, the Forward Purchasers and the Forward Sellers, at every date specified in Section 4(r) of this Agreement, an opinion of Company Counsel, addressed to the Managers, the Forward Purchasers and the Forward Sellers, and dated as of such date, and in form satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, in the form set forth in Exhibit B hereto.

(d)           The Company shall furnish to the Managers, the Forward Purchasers and the Forward Sellers, at every date specified in Section 4(s) of this Agreement, an opinion of Special Counsel, addressed to the Managers, the Forward Purchasers and the Forward Sellers, and dated as of such date, and in form satisfactory to the Managers, in the form set forth in Exhibit C hereto.

(e)           At the dates specified in Section 4(u) of this Agreement, the Managers shall have received from the Accountants letters dated the date of delivery thereof and addressed to the Managers in form and substance satisfactory to the Managers.

(f)            The Company shall deliver to the Managers, the Forward Purchasers and the Forward Sellers, at every Representation Date specified in Section 4(q) of this Agreement, a certificate of an executive officer to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company has performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 have been met. The certificate shall also state that the Issuance Shares have been, and any Confirmation Shares will be, duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of Issuance Shares and the issuance of any such Confirmation Shares has been validly and sufficiently taken, and that the Company’s Board of Directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(g)           The Managers, the Forward Purchasers and the Forward Sellers shall have received, at every date specified in Section 4(t) of this Agreement, the favorable opinion of Hunton Andrews Kurth LLP, counsel to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date, and in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers.

(h)           The Managers, the Forward Purchasers and the Forward Sellers shall have received a certificate of the Secretary or an Assistant Secretary of the Company, dated the date hereof, and in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers.

(i)            All filings with the Commission required by Rule 424 or Rule 433 under the Act shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

(j)            The Issuance Shares and any Confirmation Shares shall have been approved for listing on Nasdaq at or prior to the applicable Settlement Date.

SECTION 7. Indemnification and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Manager, Forward Purchaser, Forward Seller and their respective affiliates, their respective directors, officers, employees and agents and any person who controls such Manager, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation), as incurred, which, jointly or severally, the Managers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Manager Information in the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include any Basic Prospectus, any Prospectus Supplement, any Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Manager Information expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such Manager Information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each of the Managers, Forward Purchasers and Forward Sellers severally and not jointly, agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Manager Information expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with the Manager Information expressly for use in, the Prospectus Supplement or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Prospectus Supplement or a Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however, that it is understood and agreed that any such information furnished by such Manager consists of the information as described as such in Section 2(b).

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or any Manager (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 7, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable and documented fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability, as incurred, by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 7(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 90 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Managers, the Forward Purchasers and the Forward Sellers, as applicable, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, the Managers, the Forward Purchasers and the Forward Sellers in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be deemed to be in the same respective proportions as (i) in the case of the Company, the sum of (x) with respect to any Agency Transaction, the number of Issuance Shares that any Manager has sold under this Agreement with respect to each issuance of Issuance Shares (the “Actual Sold Issuance Amount”), multiplied by the Net Issuance Sales Price for such Issuance and (y) with respect to any Forward Transaction, the Actual Sold Forward Amount for each Forward Transaction under this Agreement, multiplied by the Net Forward Hedge Price for such Forward, (ii) in the case of a Manager, the Actual Sold Issuance Amount for each issuance of Issuance Shares under this Agreement, multiplied by the applicable Issuance Selling Commission Rate or commission rate agreed in a Terms Agreement, as the case may be (such amount, the “Issuance Selling Commission”) for such Issuance, (iii) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward Transaction under this Agreement, multiplied by the volume-weighted average of the Gross Forward Sales Prices per share of Forward Hedge Shares sold during the relevant Forward Hedge Selling Period and the Forward Hedge Selling Commission Rate (such amount, the “Forward Hedge Selling Commission”) for such Forward Transaction, and (iv) in the case of a Forward Purchaser, the excess, if any, of (A) the product of (1) the Actual Sold Forward Amount for each Forward Transaction under this Agreement, (2) one (1) minus the applicable Forward Hedge Selling Commission Rate, (3) the volume-weighted average of the Gross Forward Sales Prices per share of Forward Hedge Shares sold during the relevant Forward Hedge Selling Period and (4) the related “Spread” (as such term is defined in the applicable Confirmation) over (B) any stock borrow costs or other costs or expenses actually incurred for such Forward Transaction executed in connection with this Agreement. The relative fault of each of the Company, the Managers, the Forward Purchasers and the Forward Sellers shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or relates to the Manager Information and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding. For the avoidance of doubt, any obligations of the Managers, the Forward Purchasers and the Forward Sellers under this Section 7(d) shall be several, and not joint.

(e)           The Company, each Manager, each Forward Purchaser and each Forward Seller agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 7, (i) none of the Managers or Forward Sellers shall be required to contribute any amount in excess of the amount by which (x) in the case of a Manager, the aggregate of the Issuance Selling Commissions with respect to each Agency Transaction or transaction pursuant to a Terms Agreement or (y) in the case of a Forward Seller, the aggregate of the Forward Hedge Selling Commissions with respect to each Forward Transaction, as applicable, exceeds the amount of any damages that such Manager or Forward Seller, as applicable, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) none of the Forward Purchasers shall be required to contribute any amount in excess of the amount by which the aggregate of the net “Spread” (as such term is defined in each Confirmation and net of any related stock borrow costs or other costs or expenses actually incurred) for each Forward Transaction executed in connection with this Agreement exceeds the amount of any damages that such Forward Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any Manager, Forward Purchasers or Forward Sellers or any of their respective affiliates or their respective directors, officers, employees or agents or any person (including each director, officer, employee or agent of such person) who controls such Manager, Forward Purchaser or Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9. Termination.

(a)           The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Issuance Shares have been sold through any Manager for the Company or if any of the Forward Hedge Shares have been sold through any Forward Seller, then Section 3 shall remain in full force and effect, (ii) with respect to any pending sale through an Agency Transaction or Forward Transaction, as applicable, the obligations of the Company, including in respect of compensation of such Manager, Forward Purchaser or Forward Seller, as applicable, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)           Each of the Managers, the Forward Purchasers or the Forward Sellers as to their respective selves, shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time; provided, however, that this Agreement and the obligations hereunder will remain in full force and effect with respect to the other Managers, Forward Purchasers or Forward Sellers that have not so terminated its obligations. Any such termination shall be without liability of any party to any other party except that (i) if any of the Issuance Shares have been sold through any Manager for the Company or if any of the Forward Hedge Shares have been sold through any Forward Seller, then Section 3 shall remain in full force and effect, (ii) with respect to any pending sale through an Agency Transaction or Forward Transaction, as applicable, the obligations of the Company, including in respect of compensation of such Manager, Forward Purchaser or Forward Seller, as applicable, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)           This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)           Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers and the Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(b) or 3(d) of this Agreement.

SECTION 10. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or facsimile and, if to the Managers or Forward Sellers, shall be sufficient in all respects if delivered or sent to J.P. Morgan Securities LLC, 383 Madison Avenue, 6th floor, New York, New York 10179, Attention: Stephanie Little, Email: stephanie.y.little@jpmorgan.com, BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: ATM Execution Team, email: dg.atm_execution@bofa.com with a copy to Rohan Handa (rohan.handa@bofa.com), CIBC World Markets Corp., 300 Madison Avenue, 5th Floor, New York, New York 10017, Attention: Mark Siconolfi (Email: mark.siconolfi@cibc.com ), Nicholas Rybak (Email: nicholas.rybak@cibc.com), Sid Ramanathan (Email: Sid.Ramanathan@cibc.com) and Elie Haymovitz (Email: Elie.Haymovitz@cibc.com) and Credit Suisse Securities (USA) LLC Eleven Madison Avenue, New York, New York 10010, Attention: Craig Wiele, email: craig.wiele@credit-suisse.com; if to the Forward Purchasers, shall be sufficient in all respects if delivered or sent to JPMorgan Chase Bank, National Association, 383 Madison Avenue, 6th floor, New York, New York 10179, Attention: EDG Marketing Support; Email: edg_notices@jpmorgan.com; edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Stephanie Little, Executive Director, Email: stephanie.y.little@jpmorgan.com, Bank of America N.A., One Bryant Park, New York, NY 10036, , Attention: ATM Execution Team, email: dg.atm_execution@bofa.com with a copy to Rohan Handa (rohan.handa@bofa.com), Canadian Imperial Bank of Commerce, P.O. Box 500, 161 Bay Street, 12th Floor, Toronto, Ontario, Canada M5J 2S8, Attention: US ECM Support, email: Mailbox.USProspectus@cibc.com, with copies to Mark Siconolfi (Email: mark.siconolfi@cibc.com ), Nicholas Rybak (Email: nicholas.rybak@cibc.com), Sid Ramanathan (Email: Sid.Ramanathan@cibc.com) and Elie Haymovitz (Email: Elie.Haymovitz@cibc.com) and Credit Suisse Capital LLC, Eleven Madison Avenue, New York, New York 10010, Attention: Tucker Martin, email: list.elo-equ-der@credit-suisse.com and, if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at NorthWestern Corporation d/b/a NorthWestern Energy, 3010 W. 69th Street, Sioux Falls, SD 57108, Attention: Crystal Lail, Vice President and Chief Financial Officer (fax (605) 978-2905, with a copy to Robert Joseph, Jones Day, 77 W. Wacker Dr., Chicago, IL 60601. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers, the Forward Purchasers, the Forward Sellers and the Company and to the extent provided in Section 7 of this Agreement the controlling persons, agents, affiliates, employees, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager, Forward Purchaser or Forward Seller) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12. No Fiduciary Relationship. The Company hereby acknowledges that each of the Managers, the Forward Purchasers and the Forward Sellers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that any Manager, Forward Purchaser or Forward Seller act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that any Manager, Forward Purchaser or Forward Seller may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. Each of the Managers, Forward Purchasers and the Forward Sellers hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and each of the Managers, the Forward Purchasers and the Forward Sellers agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by any Manager, Forward Purchaser or Forward Seller, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Manager, Forward Purchaser or Forward Seller with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13. Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Managers, the Forward Purchasers and the Forward Sellers prior to making such disclosures, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any Current Report on Form 8-K or press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law, regulation or stock exchange rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

SECTION 14. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement shall be adjusted to take into account any stock split effected with respect to the Shares.

SECTION 15. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17. Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 18. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 19. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Manager, Forward Purchaser, Forward Seller or any indemnified party. Each of the Managers, the Forward Purchasers and the Forward Sellers and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

SECTION 20. Successors and Assigns. This Agreement shall be binding upon each Manager and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or such Manager’s, Forward Purchaser’s or Forward Seller’s respective businesses and/or assets.

SECTION 21. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Managers to properly identify their clients.

SECTION 22. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager, Forward Seller or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(a)           In the event that any Manager, Forward Purchaser or Forward Seller that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Manager, Forward Purchaser or Forward Seller becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Manager, Forward Purchaser or Forward Seller are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Managers, the Forward Purchasers and the Forward Sellers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Managers, the Forward Purchasers and the Forward Sellers. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Managers, the Forward Purchasers and the Forward Sellers may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

NORTHWESTERN CORPORATION

By:	/s/ Crystal D. Lail
	Name:	Crystal D. Lail
	Title:	Vice President and Chief Financial Officer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

J.P. MORGAN SECURITIES LLC, as Manager and Forward Seller

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

JPMorgan Chase Bank, National Association, as Forward Purchaser

By:	/s/ Stephanie Little
Name: Stephanie Little
Title: Executive Director

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

BOFA SECURITIES, INC., as Manager and Forward Seller

By:	/s/ Ahmad Masud
Name: Ahmad Masud
Title: Managing Director

Bank of America N.A., as Forward Purchaser

By:	/s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

CIBC World Markets Corp., as Manager and Forward Seller

By:	/s/ Mark Siconolfi
Name: Mark Siconolfi
Title: Managing Director

Canadian Imperial Bank of Commerce, as Forward Purchaser

By:	/s/ Mark Siconolfi
Name: Mark Siconolfi
Title: Authorized Signer

[Signature Page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

Credit Suisse Securities (USA) LLC, as Manager and Forward Seller

By:	/s/ Rebecca Kotkin
Name: Rebecca Kotkin
Title: Director

Credit Suisse Capital LLC, as Forward Purchaser

By:	/s/ Barry Dixon
Name: Barry Dixon
Title: Authorized Signatory

By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

[Signature Page to Equity Distribution Agreement]

Schedule A

PERMITTED FREE WRITING PROSPECTUSES

None as of the date of the Equity Distribution Agreement to which this Schedule is attached.

Schedule B

Schedule of Subsidiaries

Name	State of Jurisdiction of Incorporation or Limited Partnership
Clark Fork and Blackfoot, L.L.C.	Montana
NorthWestern Services, LLC	Delaware
Canadian-Montana Pipe Line Corporation	Canada
Risk Partners Assurance, Ltd.	Bermuda
Lodge Creek Pipelines, LLC	Nevada
Willow Creek Gathering, LLC	Nevada
Havre Pipeline Company, LLC	Texas
NorthWestern Energy Solutions, Inc.	Delaware

Schedule C

Authorized Company Representatives

Name	Office/Position
Crystal Lail	Vice President and Chief Financial Officer
Emilie Ng	Assistant Treasurer
Dan Rausch	Treasurer
Travis Meyer	Director of Corporate Finance & Investor Relations Officer
Kellie Sandquist	Lead, Cash Management
Dennis Heinz	Manager, Credit

Exhibit A

[Form of Confirmation]

[see Exhibit 1.2 to this Form 8-K]

Exhibit B

OPINION OF COMPANY COUNSEL

[provided separately]

Exhibit C

OPINION OF SPECIAL COUNSEL

[provided separately]